Exhibit 5.1

30 ROCKEFELLER PLAZA NEW YORK, NEW YORK 10112-4498 TEL +1 212.408.2557 FAX +1 212.259.2557 BakerBotts.com	AUSTIN BEIJING BRUSSELS DALLAS DUBAI HONG KONG HOUSTON	LONDON MOSCOW NEW YORK PALO ALTO RIO DE JANERO RIYADH WASHINGTON

April 14, 2015

The Navigators Group, Inc.

400 Atlantic Street, 8th Floor

Stamford, Connecticut 06901

Ladies and Gentlemen:

As set forth in the Registration Statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by The Navigators Group, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the offering of securities that may be issued and sold by the Company from time to time pursuant to Rule 415 under the Act, certain legal matters in connection with such securities are being passed upon for you by us. Such securities include: (a) the Company’s unsecured senior debt securities (the “Senior Debt Securities”); (b) the Company’s unsecured subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”); (c) shares of common stock, par value $0.10 per share, of the Company (“Common Stock”); (d) shares of preferred stock, par value $0.10 per share, of the Company (“Preferred Stock”); (e) depositary shares (the “Depositary Shares”) in the form of fractional interests in Debt Securities or fractional shares of the Common Stock or Preferred Stock in each case evidenced by depositary receipts (the “Receipts”); (f) warrants for the purchase of Debt Securities, Preferred Stock or Common Stock or units of two or more of these types of securities (“Warrants”); (g) contracts for the purchase and sale of Common Stock, Preferred Stock or other property (the “Stock Purchase Contracts”); and (h) stock purchase units, consisting of a Stock Purchase Contract and any combination of Debt Securities, Common Stock, Preferred Stock, other Stock Purchase Contracts, Depositary Shares, preferred securities or debt obligations of third parties, including United States Treasury Securities (the “Stock Purchase Units” and together with the Debt Securities, the Common Stock, the Preferred Stock, the Depositary Shares, the Receipts, the Warrants, the Stock Purchase Contracts and the Stock Purchase Units, the “Securities”). At your request, this opinion letter is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.

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Each series of Senior Debt Securities will be issued pursuant to the Indenture, dated as of April 17, 2006, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (as successor to JPMorgan Chase Bank, N.A.), a form of which is incorporated by reference in the Registration Statement (as amended or supplemented, the “Senior Indenture”); and each series of Subordinated Debt Securities will be issued pursuant to the subordinated indenture, between the Company and The Bank of New York Trust Company, N.A., as trustee, a form of which is incorporated by reference as an exhibit to the Registration Statement (as amended or supplemented, the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”), as each such Indenture will be supplemented, in connection with the issuance of each such series, by a supplemental indenture, officers’ certificate or other writing thereunder establishing the form and terms of such series. The Depositary Shares evidenced by Receipts may be issued pursuant to a Deposit Agreement (the “Deposit Agreement”) between the Company and a depositary, which will be filed as an exhibit to the Registration Statement or any other document incorporated by reference into the Registration Statement when such Depositary Shares are issued. The Warrants may be issued pursuant to Warrant Agreements to be entered into by the Company and a bank or trust company as Warrant Agent (each a “Warrant Agreement”), a form of which will be filed as an exhibit to the Registration Statement or any other document incorporated by reference into the Registration Statement when such Warrants are issued. The Stock Purchase Contracts and the Stock Purchase Units may be issued pursuant to a Stock Purchase Contract Agreement to be entered into between the Company and a bank or trust company as Purchase Contract Agent and a Pledge Agreement to be entered into between the Company, a Purchase Contract Agent and a bank or trust company as Collateral Agent, Custodial Agent and Securities Intermediary, each of which will be filed as an exhibit to the Registration Statement or any other document incorporated by reference into the Registration Statement when such Stock Purchase Contracts or Stock Purchase Units are issued.

In our capacity as your counsel referred to above, we have examined originals, or copies certified or otherwise identified, of the Company’s Restated Certificate of Incorporation and Bylaws, each as amended to date (the “Charter Documents”), the Indentures and corporate records of the Company, including minute books as furnished to us by you, certificates of public officials and of representatives of the Company, statutes and other instruments and documents as a basis for the opinions hereinafter expressed. In giving the opinions set forth herein, we have relied, to the extent we deemed appropriate, with respect to factual matters, upon certificates, statements or other representations of officers or other representatives of the Company and of public officials, and we have assumed that all signatures on documents we have examined are genuine, all documents submitted to us as originals are authentic and complete, all documents submitted to us as certified or photostatic copies conform to the original copies of those documents and those original copies are authentic. In connection with the opinions set forth herein, we have assumed that:

(a) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Act;

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(b) an appropriate prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby;

(c) all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement;

(d) the Board of Directors of the Company or, to the extent permitted by the General Corporation Law of the State of Delaware (the “GCL”) and the Charter Documents of the Company, a duly constituted and acting committee thereof (such Board of Directors of the Company or committee thereof being hereinafter referred to as the “Board”), will have taken all necessary corporate action to authorize the issuance of the Securities and any other Securities issuable on the conversion, exchange, redemption or exercise thereof, and to authorize the terms of the offering and sale of such Securities and related matters;

(e) a definitive purchase, underwriting or similar agreement with respect to any Securities offered by the Company will have been duly authorized and validly executed and delivered by the Company and the other parties thereto (a “Purchase Agreement”);

(f) any securities issuable upon conversion, exchange, redemption or exercise of any Securities offered by the Company will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise;

(g) all Securities, and any certificates in respect thereof, will be delivered in accordance with either (i) the provisions of the applicable Purchase Agreement approved by the Board upon payment of the consideration therefor provided for therein or (ii) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board;

(h) in offering any Securities, the Company will comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company;

(i) in the case of shares of Common Stock or Preferred Stock, certificates representing such shares will have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations will have been made in the share register of the Company, in each case in accordance with the provisions of the Charter Documents; there will be sufficient shares of Common Stock or Preferred Stock authorized under the Charter Documents and not otherwise issued or reserved for issuance; and the purchase price therefor payable to the Company or, if such shares are issuable on the conversion, exchange, redemption or exercise of another Security, the consideration payable to the Company for such conversion, exchange, redemption or exercise will not be less than the par value of such shares, in the case of shares of Common Stock, or the lesser of such purchase price or such consideration, as the case may be, or the amount of such purchase price or such consideration, as the case may be, timely determined by the Board to constitute the stated capital applicable to such shares, in the case of shares of Preferred Stock;

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(j) in the case of shares of Preferred Stock of any series, the Board will have taken all necessary corporate action to designate and establish the terms of such series and will have caused a certificate of designations respecting such series to be prepared and filed with the Secretary of State of the State of Delaware;

(k) in the case of Depositary Shares and Receipts, the Board will have taken all necessary corporate action to establish the terms thereof (including, without limitation, the price and number of shares of the Depositary Shares that may be issued upon exercise, conversion, exchange or otherwise), and the terms of such Depositary Shares and the terms of their issuance and sale have been duly established in conformity with the Deposit Agreement relating to such Depositary Shares and are such as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, when (i) the respective Deposit Agreement has been duly authorized, executed and delivered, (ii)(A) the Debt Securities relating to such Depositary Shares have been duly and properly authorized for issuance as contemplated in paragraph (m) below or (B) the shares of Common Stock or of Preferred Stock, as the case may be, relating to such Depositary Shares have been duly and properly authorized for issuance (including, without limitation, the price and number of shares that may be issued upon exercise, conversion, exchange or otherwise), and are fully paid and non-assessable as contemplated in paragraph (i) or (j) above, respectively, (iii) such Common Stock or Preferred Stock or the Debt Securities have been duly issued in numbers or amounts not in excess of the numbers and amount authorized as described above and paid for in the manner contemplated in an appropriate prospectus supplement and in accordance with any Purchase Agreement and the terms of any Securities pursuant to which the Debt Securities or shares of Common Stock or Preferred Stock, as the case may be, may be issued and (iv) the Receipts evidencing such Depositary Shares are duly issued against the deposit of such Common Stock or Preferred Stock or the Debt Securities as contemplated in an appropriate prospectus supplement, and in accordance with the Deposit Agreement, any Purchase Agreement and the terms of any Securities relating to such issuance.

(l) in the case of Warrants, the Board will have taken all necessary corporate action to authorize the creation of and the terms of such Warrants and the issuance of the Securities to be issued pursuant thereto and to approve the warrant agreement relating thereto; such warrant agreement will have been duly executed and delivered by the Company and the warrant agent thereunder appointed by the Company; neither such Warrants nor such warrant agreement will include any provision that is unenforceable; and such Warrants or certificates representing such Warrants will have been duly executed, countersigned, registered and delivered in accordance with the provisions of such warrant agreement;

(m) in the case of any series of Debt Securities issuable under an Indenture (i) the Board will have taken all necessary corporate action to designate and establish the terms of such series of Debt Securities in accordance with the terms of the Indenture under which such Debt Securities will be issued, and such Debt Securities will not include any provision that is

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unenforceable; (ii) the Indenture under which such Debt Securities will be issued will be qualified under the Trust Indenture Act of 1939, as amended; and (iii) forms of Debt Securities complying with the terms of the Indenture under which such Debt Securities will be issued and evidencing such Debt Securities will have been duly executed, authenticated, issued and delivered in accordance with the provisions of such Indenture and the Purchase Agreement;

(n) in the case of Stock Purchase Contracts, the Board will have taken all necessary corporate action to establish the terms thereof and to approve the purchase contract agreement relating thereto; such Stock Purchase Contracts and purchase contract agreement will have been duly executed and delivered by the parties thereto; and neither such Stock Purchase Contracts nor such purchase contract agreement will include any provision that is unenforceable; and

(o) in the case of Stock Purchase Units, the Board will have taken all necessary corporate action to establish the terms of such Stock Purchase Units and the terms of the Securities, if any, such Stock Purchase Units include; the action with respect to the Stock Purchase Contracts included in such Stock Purchase Units referred to in paragraph (n) above will have been taken; if such Stock Purchase Units include securities other than Securities, such other securities will have been duly and validly executed, issued and delivered by the issuer thereof and will be legal, valid and binding obligations of such issuer, enforceable against such issuer in accordance with their respective terms; and no agreement or other instrument establishing such Stock Purchase Units or defining the rights of the holders of such Stock Purchase Units will contain any provision that is unenforceable.

On the basis of and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1. The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware.

2. The shares of Common Stock and Preferred Stock included in the Securities will, when issued, have been duly authorized and validly issued and will be fully paid and nonassessable.

3. The Receipts evidencing the Depositary Shares (including any Depositary Shares that may be issued upon exercise, conversion, exchange or otherwise pursuant to the terms of any other Securities) will, when issued, be validly issued and will entitle the holders thereof to the rights specified therein and in the Deposit Agreement.

4. The Warrants included in the Securities will, when issued, have been duly authorized and validly issued.

5. The Warrants, Debt Securities, Stock Purchase Contracts and Stock Purchase Units included in the Securities will, when issued, constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as that enforcement is subject to (a) any applicable bankruptcy,

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insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other laws relating to or affecting creditors’ rights generally, (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (c) any implied covenants of good faith and fair dealing.

We limit the opinions we express above in all respects to matters of the contract law of the State of New York, the GCL and the federal laws of the United States, each as in effect on the date hereof.

We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose written consent Section 7 of the Act requires to be filed.

Very truly yours,

/s/ BAKER BOTTS L.L.P.